UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2012

Structured Products Corp.
on behalf of

CorTS Trust for U S West Communications Debentures

(Exact name of registrant as specified in its charter)

Delaware	001-32107	13-3692801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

390 Greenwich Street New York, New York	10013	(212) 723-4070
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

This current report on Form 8-K relates to a distribution made to holders of the Certificates issued by the CorTS Trust for U S West Communications Debentures.

The Warrantholder has given notice to the Trustee to exercise $10,000,000 Call Warrants for the purchase of $10,000,000 of the Term Assets held by the Trust, and agrees to make payment equal to the sum of 95% of the principal amount of the Term Assets being purchased pursuant to the exercise of the Call Warrants plus accrued and unpaid interest thereon to and including the Warrant Exercise Date, determined to be Tuesday, July 31, 2012 (the “Warrant Exercise Date” or “Redemption Date”).

THE EXERCISE OF THE CALL WARRANTS IS CONDITIONAL UPON RECEIPT BY THE TRUSTEE OF THE WARRANT EXERCISE PURCHASE PRICE ON THE WARRANT EXERCISE DATE.  THERE CAN BE NO ASSURANCE THAT THE CALL WARRANTS WILL IN FACT BE EXERCISED ON THE WARRANT EXERCISE DATE.

If the Trustee receives the Warrant Exercise Purchase Price by 11:00 a.m. (New York City time) on the Redemption Date, then (i) $9,500,000 Class A Certificates issued by the Trust will be redeemed on the Redemption Date at a price of $25.00 per Class A Certificate plus accrued interest of $0.395833 per Class A Certificate to the Redemption Date.

If the Trustee does not receive the Warrant Exercise Purchase Price, then (i) the Certificates issued by the Trust will not be redeemed and will continue to accrue distributions as if no exercise notice had been given and (ii) the Call Warrantholder may elect to deliver a partial or full conditional notice of exercise in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Stanley Louie
________________________________
Name: Stanley Louie
Title: Vice President, Finance Officer.

July 16, 2012